Schedule A

Directors of General Atlantic Mauritius Limited

Name	Business Address	Citizenship	Principal Occupation

Jean Maurice Richard Arlove	6th Floor, Tower A 1 Cyber City, Ebene, Maritius	Mauritian	Chief Executive Officer
Amit Gupta	6th Floor, Tower A 1 Cyber City, Ebene, Maritius	Indian	Senior Executive
Steven A. Denning	3 Pickwick Plaza Greenwich, CT 06830 USA	U.S.	Chairman and Managing Director of General Atlantic

Directors of General Atlantic GenPar (Mauritius) Limited

Name	Business Address	Citizenship	Principal Occupation

Jean Maurice Richard Arlove	6th Floor, Tower A 1 Cyber City, Ebene, Maritius	Mauritian	Chief Executive Officer of Abax Corporate Services Ltd.
Amit Gupta	6th Floor, Tower A 1 Cyber City, Ebene, Maritius	Indian	Senior Executive of Abax Corporate Services Ltd.
Steven A. Denning	3 Pickwick Plaza Greenwich, CT 06830 USA	U.S.	Chairman and Managing Director of General Atlantic

Schedule B

GA Managing Directors

Name	Business Address	Citizenship

Steven A. Denning (Chairman)	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
William E. Ford (Chief Executive Officer)	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
John Bernstein	23 Savile Row London W1S 2ET United Kingdom	United Kingdom
Mark F. Dzialga	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
Abhay Havaldar	Maker Chambers VI 122, Nariman Point Mumbai 400 021, India	India
David C. Hodgson	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
René M. Kern	3 Pickwick Plaza Greenwich, Connecticut 06830	United States and Germany
Jonathan C. Korngold	55 East 52nd Street 32nd Floor New York, New York 10055	United States
Christopher G. Lanning	55 East 52nd Street 32nd Floor New York, New York 10055	United States
Jeff X. Leng	Suite 5801, 58th Floor Two International Finance Center 8 Finance Street Central, Hong Kong	Hong Kong SAR
Anton J. Levy	55 East 52nd Street 32nd Floor New York, New York 10055	United States
Adrianna Ma	55 East 52nd Street 32nd Floor New York, New York 10055	United States
Marc F. McMorris	228 Hamilton Avenue Palo Alto, California 94301	United States
Thomas J. Murphy	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
Matthew Nimetz	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
Fernando M. Oliveira	Rua Dr. Renato Paes de Barros, 1017 15° andar São Paulo - SP, 04530 - 001 Brazil	Brazil

Name	Business Address	Citizenship

Ranjit Pandit	Maker Chambers VI 122, Nariman Point Mumbai 400 021, India	United States and India
Andrew C. Pearson	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
David A. Rosenstein	55 East 52nd Street 32nd Floor New York, New York 10055	United States
Sunish Sharma	Maker Chambers VI 122, Nariman Point Mumbai 400 021, India	India
Tom C. Tinsley	55 East 52nd Streeet 32nd Floor New York, New York 10055	United States
Philip P. Trahanas	3 Pickwick Plaza Greenwich, Connecticut 06830	United States
Florian P. Wendelstadt	23 Savile Row London W1S 2ET United Kingdom	Germany

EXHIBIT 1
to SCHEDULE 13D

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  September 30, 2010

GENERAL ATLANTIC LLC

By:	/s/ Steven A. Denning
Name: Steven A. Denning
Title: Chairman and Managing Director

GENERAL ATLANTIC MAURITIUS LIMITED

By:	/s/ Steven A. Denning
Name: Steven A. Denning
Title: Director

GENERAL ATLANTIC (GENPAR) MAURITIUS LIMITED

By:	/s/ Steven A. Denning
Name: Steven A. Denning
Title: Director